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Exhibit 99.1

WEBCAST ALERT
FOR IMMEDIATE RELEASE: AMEX: WOC

WILSHIRE ENTERPRISES TO WEBCAST ITS INVESTOR PRESENTATION

         New York, Sept. 30 /PRNewswire-FirstCall/ -- Wilshire Enterprises, Inc. (Amex: WOC) will broadcast its investor presentation on Wednesday, October 13th at 1 p.m. Eastern Standard Time.

         What:    Wilshire Enterprises - The October 2004 Investor Presentation

         When:    Wednesday, October 13th, 2004 @ 1:00 p.m. EST

         Where:   http://www.videonewswire.com/event.asp?id=24963

         How: Live over the Internet -- Simply log on to the web at the address above.

         Webcast contact: Jon Weller of Wilshire Enterprises, +1-201-420-2796.

If you are unable to participate during the live webcast, the presentation will be archived on the Web site, www.wilshireenterprisesinc.com . To access the replay, please go to Investor Relations and click on Presentations.

Note: Minimum Requirements to listen to broadcast: The Windows Media Player software, downloadable free from:
http://www.microsoft.com/windows/windowsmedia/EN/default.asp.
You will also need at least a 28.8Kbps connection to the Internet. If you experience problems listening to the broadcast, please send an email to webcast@multivu.com.)


ABOUT WILSHIRE ENTERPRISES:
Wilshire is an American Stock Exchange listed corporation engaged primarily in the ownership, management and acquisition of real estate investments in the United States including Arizona, Florida, New Jersey and Texas.

         SOURCE: Wilshire Enterprises, Inc.
          /CONTACT: For stockholder enquiries, please contact Dan Pryor of Wilshire Enterprises, +1-201-420-2796
          /Web site: http://www.WilshireEnterprises.com/
          /Audio: http://www.videonewswire.com/event.asp?id=24963


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